Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of April 3, 2013 (the “Agreement”), by and among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent (the “Escrow Agent”).

This Agreement is being entered into in connection with (i) the Purchase Agreement (the “Purchase Agreement”), dated March 19, 2013, among the Company and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC (collectively, the “Initial Purchasers”), and (ii) the Indenture, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and the Trustee, governing the Company’s $175,000,000 in aggregate principal amount of Senior PIK Toggle Notes due 2018 (the “Notes”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions. Capitalized terms, used but not defined herein, shall have the respective meanings specified in the Indenture.

Section 2. Appointment and Jurisdiction of Escrow Agent.

(a) The Company and the Trustee hereby appoint U.S. Bank National Association as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

(b) The Company, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the New York UCC, including Section 8-110 thereof.

(c) The Company, the Trustee and the Escrow Agent hereby agree that the “bank’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the New York UCC, including Section 9-304 thereof.

Section 3. The Escrow Property.

On the date hereof (the “Closing Date”), the Company shall cause to be deposited with the Escrow Agent immediately available funds in the sum of (x) $171,062,500 (the “Net Proceeds”), representing 99.5% of the aggregate principal amount of the Notes (the “Proceeds”) less $3,062,500, representing the discount payable to the Initial Purchasers with respect to the offering of the Notes, (y) $3,062,500 and (z) $3,226,526.50, representing the amount of Cash Interest that would accrue on the Notes from the Closing Date up to but not including the 90th day after the Closing Date (the “Escrow End Date”) (such amount, the “Interest Deposit” and, together with the amount of the Proceeds plus all interest, dividends and other distributions and payments thereon, collectively referred to herein as the “Escrow Property”).

Neither the Escrow Agent nor the Trustee shall have any duty to solicit the Escrow Property. The Company certifies that all amounts deposited pursuant to this Agreement shall be satisfactory for such purposes pursuant to the Indenture, and shall notify the Escrow Agent in writing at or prior to the time when any additional Escrow Property is sent to the Escrow Agent pursuant to this Agreement and certify at such time that all amounts deposited pursuant to this Agreement are satisfactory for such purposes pursuant to the Indenture. The Escrow Agent shall have no liability for Escrow Property, or interest thereon, sent to it that remain unclaimed and/or are returned if such written notification is not given.

(a) (i) Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrow Property in either a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”) or in a “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC), as applicable. Escrow Property will be held in the following account: U.S. Bank National Association, trust number 203542000, Cooper-Standard Holdings Inc. Escrow.

Wire Instructions:

ABA #	091000022
Bank Name	U.S. Bank National Association
Account #	180121167365
Reference	Cooper-Standard Holdings Inc. Escrow
Trust #	203542000
Contact Person	James Kowalski

The above referenced account will be established with the Escrow Agent in the name of the Escrow Agent, as escrow agent on behalf of the Company, (together with any successor account or accounts the “Escrow Account”) and to administer the Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrow Property.

(ii) As security for the due and punctual payment when due and punctual performance of all amounts that may be payable from time to time under the Indenture and the Notes, now or hereafter arising, the Company hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and a lien on, (i) the Escrow Account and the Escrow Property and (ii) all claims and rights of whatever nature which the Company may now have or hereafter acquire against any third party(ies) in respect of any of the Escrow Account or Escrow Property (including any claims or rights in respect of any Security Entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other Securities Intermediary (as such term is defined in the New York UCC); (iii) all rights which the Company may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Escrow Account or Escrow Property; and (iv) all proceeds (as such term is defined in Section 9-102(a) of the New York UCC) of any of the foregoing. The Escrow Agent hereby acknowledges the Trustee’s security interest as set forth in this Section 3(a)(ii). The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement.

(iii) The Escrow Agent hereby agrees that each item of property (including, any Escrow Agreement Permitted Investments (as defined below)), and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(iv) If at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to the Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the New York UCC) concerning the disposition of funds held in the Escrow Account from the Trustee acting on the written directions of the majority of the holders of the Notes, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of the Company or any other person. The Trustee hereby agrees with the Company that it shall not give any entitlement orders or instructions, as applicable, unless the Notes become subject to a Special Mandatory Redemption pursuant to Section 3.07 of the Indenture and Paragraph 6 of the Securities or as otherwise permitted pursuant to Section 5 hereof.

(v) Upon the release of any Escrow Property pursuant to Section 5 hereof, the security interest of the Trustee for the benefit of the holders of the Notes shall automatically terminate without any further action and the Escrow Property shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Notes.

(vi) The Company agrees to take all steps reasonably necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest including causing UCC financing statements describing the Escrow Property and Escrow Account to be promptly filed in the State of Delaware. Without limiting the foregoing, the Company agrees to take all steps reasonably requested by the Trustee in connection with the perfection of the Trustee’s security interest in the Escrow Property and Escrow Account pursuant to this Agreement and, without limiting the generality of the foregoing, the Company hereby authorizes the Trustee and the Initial Purchasers on behalf of the Trustee to file one or more UCC financing statements that reasonably describe the collateral in such jurisdictions and filing offices and containing such description of collateral as the Trustee, or the Initial Purchasers on behalf of the Trustee, may determine is reasonably necessary in order to perfect the security interest granted herein.

(vii) The Company represents and warrants that as of the date hereof it is duly formed and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and the Company hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving the Trustee and the Initial Purchasers not less than 10 days’ prior written notice thereof.

Section 4. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in the Escrow Agreement Permitted Investments applicable to the Escrow Property, and in each case at the written direction of one of the authorized representatives of the Company identified on Schedule I hereto (each such representative, an “Authorized Representative”). “Escrow Agreement Permitted Investments” shall mean Temporary Cash Investments under clauses 1, 2 and 3 and clause 6 to the extent it relates to clauses 1, 2 and 3 of the definition thereof in the Indenture (the “Limited Cash Equivalents”), in each case maturing no later than the Escrow End Date, and with respect to clause (2) thereof with a bank or trust company having capital, surplus and undivided profits aggregating in excess of $500 million, and Escrow Investments (in each case, as defined in the Indenture). The Shareholder Communications Act of 1985 and its regulations require that banks and trust companies make an effort to facilitate communication between registrants of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. Unless the Company indicates an objection in writing, we will provide the obligatory information to the registrant upon request. Any objection will apply to all securities held for for the Company in the Escrow Account now and in the future unless the Company provides further written notice to the Escrow Agent. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Company shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 11:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent by one of the Authorized Representatives of the Company, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 5. Distribution of Escrow Property. The Escrow Agent is directed to distribute the Escrow Property in the following manner:

(a) if at any time on or prior to the Escrow End Date, the Escrow Agent receives an Officer’s Certificate from the Company substantially in the form of Exhibit A, dated as of the date the Escrow Property is released pursuant to the Release Notice (as defined below), executed by an Authorized Representative of the Company and certifying to the Escrow Agent as to the matters set forth therein (an “Officer’s Certificate”), and a written notice substantially in the form of Exhibit B, executed by an Authorized Representative of the Company (a “Release Notice”), the Escrow Agent shall on the same Business Day release the Escrow Property as directed and in the manner set forth in the Release Notice from the Company; provided that the Release Notice is received by 11:00 a.m. local time in the City of New York on that same Business Day;

(b) if at any time prior to the Escrow End Date, the Escrow Agent receives a written notice from the Company (or an entitlement order or instructions, as applicable, from the Trustee pursuant to Section 3(a)(iv) hereof) setting forth the date on which a Special Mandatory Redemption will occur (a “Redemption Notice”) in the form of Exhibit C hereto, and a Release Notice, substantially in the form of Exhibit B, executed by an Authorized Representative of the Company, the Escrow Agent shall liquidate the Escrow Property no later than one (1) Business Day prior to the date specified for the Special Mandatory Redemption, and shall release the Escrow Property as directed and in the manner set forth in the Release Notice from the Company; or

(c) if at any time prior to the Escrow End Date, the Escrow Agent receives an Officer’s Certificate from the Company substantially in the form of Exhibit A, and a written notice from the Company (or an entitlement order or instructions, as applicable, from the Trustee pursuant to Section 3(a)(iv) hereof) setting forth the date on which a Partial Redemption will occur (a “Partial Redemption Notice”) in the form of Exhibit D hereto, and a Release Notice, substantially in the form of Exhibit B, executed by an Authorized Representative of the Company, the Escrow Agent shall liquidate the portion of the Escrow Property with respect to an amount of the gross proceeds of the Notes as indicated by the Company on the Partial Redemption Notice, which amount shall not exceed $25,000,000 (the “Partial Redemption Property”), no later than one (1) Business Day prior to the date specified for the Partial Redemption, and shall release the Partial Redemption Property as directed and in the manner set forth in the Release Notice from the Company.

Section 6. Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 7, 8, 9 and 10 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and expenses for all services rendered by it hereunder as separately agreed to between the Company and the Escrow Agent (as such fees may be adjusted from time to time). The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ reasonable out-of-pocket fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for payment of customary fees and reasonable out-of-pocket expenses and all such loss, liability, damage or expenses. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. Except as expressly provided in this Section 7, the Escrow Agent subordinates any lien or right of set off it may have with respect to the Escrow Property to the Trustee’s and the Secured Parties’ security interests granted hereunder other than in connection with fees pursuant to this Section 7 or the indemnification obligations in Section 9.

Section 8. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Company and the Trustee. Upon such notice, a successor escrow agent shall be appointed by the Company and the Trustee, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation specified in such notice. If the Company and the Trustee are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and reasonable out-of-pocket expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the entire amount of the Escrow Property as set forth in Section 5, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 9. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees and agents, from and against and reimburse the Escrow Agent for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments and reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable out-of-pocket costs required to be associated with claims for damages to persons or property, and reasonable out-of-pocket attorneys’ and consultants’ fees and reasonable out-of-pocket expenses and court costs except to the extent caused by the Escrow Agent’s bad faith, gross negligence or willful misconduct. The provisions of this Section 9 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 10. The Escrow Agent. (a) (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company or the Trustee is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Trustee or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or Trustee or any entity acting on behalf of the Company and the Trustee, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

(d) If any fees, reasonable out-of-pocket expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not paid within 10 Business Days after such expenses or costs are due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

(e) The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(j) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent bad faith, gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or the Trustee or is not in the form the Company and the Trustee sent or intended to send (whether due to fraud, distortion or otherwise). The Company and the Trustee shall indemnify the Escrow Agent against any loss, liability, claim or reasonable out-of-pocket expense (including reasonable out-of-pocket legal fees and expenses) it may incur with its acting in accordance with any such communication.

(k) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company or the Trustee, which eliminates such ambiguity or uncertainty.

(l) In the event of any dispute between or conflicting claims among the Company and the Trustee and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or the Trustee for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable costs and reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a sole obligation of the Company.

(m) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(n) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. The Company shall be treated as the owner of the Escrow Property for U.S. federal income tax purposes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(o) The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Trustee unless the Escrow Agent is notified in writing, by the Company and the Trustee, to the contrary within thirty (30) Business Days of the date of such statement. The Company acknowledges that regulations of the Comptroller of the Currency grant the parties the right to receive brokerage confirmations of the security transactions as they occur. The Company specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements which will detail all investment transactions. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Company shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

Section 11. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid)or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company:

Cooper-Standard Holdings Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

Facsimile: (248) 596-6535

Attention: Timothy Hefferon, Esq.

with a copy to (which copy shall not be deemed notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Kenneth B. Wallach, Esq.

If to the Escrow Agent:

Corporate Trust Services

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Telephone: (313) 234-4716

Facsimile: (313) 963-9428

Attention: James Kowalski

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto and (subject to the provisions of this Section 11(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Company agrees to provide all such information and documentation as requested by the Escrow Agent to ensure compliance with federal law.

(j) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(k) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(l) The Company hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation.

(m) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(n) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “U.S. Bank National Association” or any of its respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(o) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York or the City of Detroit.

(p) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by an Authorized Representative of the Company designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated by the Company from time to time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

[Escrow Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Escrow Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

[Escrow Agreement]

EXHIBIT A

Officer’s Certificate

of

COOPER-STANDARD HOLDINGS INC.

[                    ], 2013

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of April 3, 2013 (the “Escrow Agreement”), by and among Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Indenture, dated as of April 3, 2013 (the “Indenture”), between the Company and the Trustee.

The Company hereby certifies to the Escrow Agent through the undersigned Authorized Representative as follows:

1. [The Tender Condition has been satisfied and $150.0 million or more in value of the shares of common stock of the Company (valued at the tender price thereof) have been validly tendered and not validly withdrawn in the Tender Offer.][The Company hereby waives the Tender Condition.]

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this officer’s certificate as of the date first written above.

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

Release Notice

[                    ], 2013

Reference is hereby made to the Escrow Agreement, dated as of April 3, 2013 (the “Escrow Agreement”), by and among Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Pursuant to the Escrow Agreement, the Company through the undersigned Authorized Representative hereby authorizes the release by the Escrow Agent of the Escrow Property in the aggregate amount of:

[Choose one of the following as applicable]

[Choose if a release pursuant to Section 5(a)]

Pursuant to Section 5(a) of the Escrow Agreement, all of the Escrow Property in the Escrow Account shall be payable to the Company pursuant to the wire instructions as follows:

[WIRE INSTRUCTIONS FOR THE COMPANY]

[[Choose if a Special Mandatory Redemption is triggered and Escrow Property is to be distributed pursuant to Section 5(b)]

Pursuant to Section 5(b) of the Escrow Agreement:

(a) $[        ], representing 99.5% of the aggregate principal amount of the Notes, plus accrued and unpaid Cash Interest on the Notes calculated based on the number of days from the Closing Date up to, but not including, the date of the Special Mandatory Redemption, which is                     , 2013, to the Paying Agent (as defined in the Indenture); and

(b) after payment of the amounts required by clause (a) above, all the remaining Escrow Property in the Escrow Account shall be payable to the Company pursuant to the wire instructions as follows:

[WIRE INSTRUCTIONS FOR THE COMPANY]

[[Choose if a Partial Redemption is triggered and Escrow Property is to be distributed pursuant to Section 5(c)]

Pursuant to Section 5(c) of the Escrow Agreement:

(a) $[        ], representing 99.5% of the principal amount of the Notes being redeemed (not to exceed $25,000,000), plus accrued and unpaid Cash Interest on the amount of Notes being redeemed calculated based on the number of days from the Closing Date up to, but not including, the date of the Partial Redemption, which is                     , 2013, to the Paying Agent (as defined in the Indenture); and

Exhibit B-1

(b) after payment of the amount specified in clause (a) above, all the remaining Escrow Property in the Escrow Account shall be payable to the Company pursuant to the wire instructions as follows:

[WIRE INSTRUCTIONS FOR THE COMPANY]

[SIGNATURE PAGE FOLLOWS]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of the first date written above.

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

Full Special Mandatory Redemption Notice

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 3.07 of the Indenture dated as of April 3, 2013 (the “Indenture”), by and between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), all of the outstanding Notes are hereby called for redemption on [            ], 2013 (the “Special Mandatory Redemption Date”) at a redemption price equal to 99.5% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes from the Issue Date up to but not including the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

If payment is requested to be made to any person other than the registered holder, a written instrument of transfer duly executed by the registered holder must accompany the Notes.

The Notes should be surrendered to the Paying Agent for payment of the Special Mandatory Redemption Price at the office of the Paying Agent as follows:

[By Mail]      [By Hand]      [By Courier]

The method chosen for the delivery of the Notes is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested. Notes held through The Depository Trust Company (“DTC”) or Euroclear/Clearstream should be surrendered for redemption in accordance with DTC or Euroclear/Clearstream as applicable.

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

Exhibit C-1

EXHIBIT D

Partial Redemption Notice

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 3.07 of the Indenture dated as of April 3, 2013 (the “Indenture”), by and between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), the Company will redeem $[            ] principal amount of the outstanding Notes on [            ], 2013 (the “Partial Redemption Date”) at a redemption price equal to 99.5% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest on the Notes being redeemed from the Issue Date up to but not including the Partial Redemption Date (the “Partial Redemption Price”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

If payment is requested to be made to any person other than the registered holder, a written instrument of transfer duly executed by the registered holder must accompany the Notes.

The Notes should be surrendered to the Paying Agent for payment of the Partial Redemption Price at the office of the Paying Agent as follows:

[By Mail]      [By Hand]      [By Courier]

The method chosen for the delivery of the Notes is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested. Notes held through The Depository Trust Company (“DTC”) or Euroclear/Clearstream should be surrendered for redemption in accordance with DTC or Euroclear/Clearstream as applicable.

COOPER-STANDARD HOLDINGS INC.

By:
Name:
Title:

Exhibit D-1

SCHEDULE I

Authorized Representatives of Cooper-Standard Holdings Inc.

Name	Title	Specimen Signature
Allen J. Campbell	Vice President and Chief Financial Officer
Timothy W. Hefferon	Vice President, General Counsel and Secretary

Sch. I-1